UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

June 15, 2012

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	Commission File Number	25-1435979
(state or other jurisdiction of incorporation or organization)	001-09718	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation.

On June 15, 2012, PNC Bank, National Association (“PNC Bank”), an indirect, wholly-owned subsidiary of The PNC Financial Services Group, Inc. (“PNC”), sold $1.0 billion in aggregate principal amount of Senior Extendible Floating Rate Bank Notes (the “Extendible Note”). The initial maturity date of the Extendible Note is July 20, 2013, subject to the holder’s monthly option to extend, with a final maturity date of June 20, 2014. Interest on the Extendible Note is 3-month LIBOR, reset quarterly, plus a spread of 22.5 basis points, which spread is subject to four potential one basis point increases in the event of certain extensions of maturity by the holder. The Extendible Note is redeemable at the option of PNC Bank in whole but not in part on June 20, 2013. In addition, on any date a holder does not elect to extend maturity with respect to any portion or all of the principal amount of the Extendible Note, PNC Bank may elect to redeem any portion or all of the principal amount of the Extendible Note for which maturity is not extended.

The Extendible Note ranks equally with all other unsecured and unsubordinated indebtedness of PNC Bank, except deposit liabilities and other obligations that are entitled to any priority or preferences. The dealer on this offering was PNC Capital Markets LLC. The Extendible Note was issued in a private placement under PNC Bank’s $20.0 billion program for senior and subordinated unsecured debt obligations with maturities of more than nine months. The Distribution Agreement relating to this program, under which the Extendible Note was issued, is filed as an exhibit to PNC’s Form 10-Q for the quarter ended September 30, 2004 and is incorporated by reference herein. The form of the Extendible Note is filed herewith and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.	The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: June 21, 2012	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

4.1	Form of PNC Bank, National Association Global Bank Note for Extendible Floating Rate Global Senior Bank Note with Maturity of more than Nine Months from Date of Issuance	Filed herewith